EXHIBIT 10.52

CONFIDENTIAL TREATMENT REQUESTED

The portions of this document marked "XXXX" have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

November 6, 2004

Mr. Herbert Moloney

Vertis, Inc.

250 West Pratt Street, 180’ Floor Baltimore, Maryland 21201

Dear Herb:

As you know, the next few months are expected to be a very challenging time for the Company, and the Board will be relying heavily upon you to help ensure that the Company continues to move forward during this time. It is the goal of each of us that our customers, employees, business partners and other Company constituencies continue to regard Vertis as the premier provider of targeted advertising, media, and marketing services.

In recognition of your efforts and responsibilities under your November 6, 2004 Amendment to your Employment Agreement, the Board has determined that you will be eligible for a special bonus of up to $200,000. The actual amount of the bonus will be determined by the Board based upon your efforts and performance during the next few months in meeting the criteria set forth below, and any special bonus will be determined and paid (less required withholding) within a reasonable time during 2005 as the Board determines. The Board will use the following in determining the amount of the bonus:  (1) whether you have obtained signed agreements or amendments on existing customer agreements or amendments awaiting signature and provided assistance on customer accounts that are in the initial stages of renewal as more specifically described on the following list of customer accounts:

Waiting for signed agreement or amendment:

•                  XXXX

•                  XXXX

•                  XXXX

•                  XXXX

•                  XXXX

•                  XXXX

•                  XXXX

•                  XXXX

Provide Assistance for Initial Stages of Renewal:

•                  XXXX

•                  XXXX;

(2) whether you have submitted a written plan within ten (10) days of your signing of this letter that details the transition for Joe Scott and sufficiently followed up on that plan with Don Roland or his designee on at least a weekly basis regarding progress on the transition plan; (3) whether you have fully cooperated in assisting with the new senior management team  transition by setting up meetings to include members of the team, you and key customers and separately key internal personnel for the purpose of introducing the team to pertinent customer contacts.  Any special bonus paid to you will not be considered as salary or bonus for purposes of the Company’s other benefit and compensation plans or for purposes of your employment agreement with the Company (which, of course, will remain in place and is not affected by this special bonus arrangement). In particular, such bonus shall not count in any change in control or other severance calculations. This special bonus opportunity is also distinct from your annual bonus opportunity under the Executive Incentive Plan, which is also unaffected by this special bonus opportunity.

Herb, the Board has every confidence in your ability to help the Company through the challenging times ahead. We look forward to working with you in meeting and conquering these challenges. Please indicate your understanding and acceptance of these terms by executing the letter in the space indicated below and returning the executed letter to John V. Howard, Jr. by 6:00 p.m. on November 6th. As always, if you have any questions, please do not hesitate to contact me at 410.361.8350.

Sincerely,

/S/ Donald E. Roland
Donald E. Roland
Chairman

I have read and understood the letter and agree to its terms.

/S/ Herbert Moloney
Herbert Moloney
Date: